                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, For use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              Party City Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                             PARTY CITY CORPORATION

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

                                 JUNE 12, 1997

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of Party City Corporation, a Delaware corporation (the "Company"), will be held on Thursday, June 12, 1997, at 10:00 a.m., Eastern Daylight Time, at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004, for the following purposes:

     1. To elect five directors to the Board of Directors who shall serve until the 1998 Annual Meeting of Stockholders, or until their successors are elected and qualified;

     2. To adopt an amendment to the Company's Amended and Restated 1994 Stock Option Plan;

     3. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending December 31, 1997; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on April 29, 1997, are entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours for the ten-day period ending immediately preceding the date of the Annual Meeting, at the Company's offices at 400 Commons Way, Rockaway, New Jersey 07866. Attendance at the Annual Meeting will be limited to stockholders and guests of the Company.

     STOCKHOLDERS UNABLE TO ATTEND THE MEETING ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                                          By Order of the Board of Directors

                                          DAVID LAUBER,
                                          Secretary

Rockaway, New Jersey
May 9, 1997

                        PLEASE MAIL YOUR PROXY PROMPTLY

                             PARTY CITY CORPORATION

                                400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

                          ---------------------------
                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 12, 1997
                          ---------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of Party City Corporation (the "Company"), for use at the 1997 Annual Meeting of Stockholders to be held on Thursday, June 12, 1997, at 10:00 a.m., Eastern Daylight Time, or at any adjournment thereof (the "Annual Meeting"). The purposes of the Annual Meeting are set forth herein and in the accompanying Notice of 1997 Annual Meeting of Stockholders. The Annual Meeting will be held at the Radisson Hotel & Suites Fairfield, 690 Route 46 East, Fairfield, New Jersey 07004. The Company's telephone number is (201) 983-0888.

     This Proxy Statement and the accompanying 1996 Annual Report, Notice and Proxy are being mailed on or about May 9, 1997, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE

     Stockholders of record at the close of business on April 29, 1997 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Proposals of stockholders of the Company which are intended to be presented at the Company's 1998 Annual Meeting of Stockholders, must be received by the Company no later than January 29, 1998, and otherwise be in compliance with the Company's Certificate of Incorporation and Bylaws and with applicable laws and regulations in order to be included in the proxy statement and form of proxy relating to that meeting.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

SOLICITATION

     The cost of solicitation will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by the Company's directors, officers and employees, without additional compensation, personally or by telephone, facsimile or telegram.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

OUTSTANDING SHARES

     The Company has only one class of stock outstanding, the Company's common stock, $.01 par value per share (the "Common Stock"). At April 29, 1997, 8,175,500 shares of the Company's Common Stock were issued and outstanding.

VOTING RIGHTS

     Under the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws, each stockholder will be entitled to one vote for each share of Common Stock held at the Record Date for all matters, including the election of directors. The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the Annual Meeting for the purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will have the same effect as voting against a proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but such non-votes will not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which a broker has expressly not voted. Thus a broker non-vote will not effect the outcome of the voting on a proposal. Holders of Common Stock have no cumulative voting rights in the election of directors.

VOTING OF PROXIES

     The shares of Common Stock represented by all properly executed proxies received in time for the Annual Meeting will be voted in accordance with the directions given by the stockholders. If no instructions are given, the shares will be voted (i) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (ii) FOR adoption of the amendment to the Company's Amended and Restated 1994 Stock Option Plan and (iii) FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1997.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of the Common Stock, as of April 29, 1997 for individuals or entities in the following categories at the end of the Company's year end: (i) each of the Company's Directors and the chief executive officer and other executive officers of the Company whose total annual compensation for 1996 exceeded $100,000 (the "named executive officers"); (ii) all Directors and executive officers as a group; and (iii) each person known by the Company to be a beneficial owner of more than 5% of the Common Stock. Unless indicated otherwise, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

                                                                     SHARES BENEFICIALLY
                                                                            OWNED
                                                                     -------------------
                         NAME OF BENEFICIAL OWNER                      NUMBER    PERCENT
        -----------------------------------------------------------  ----------  -------

        Steven Mandell (1).........................................   1,966,667    24.1%
          400 Commons Way
          Rockaway, New Jersey 07866
        Craig Enterprises, Inc.....................................     844,000    10.3%
          11355 North Torrey Pines Road
          La Jolla, California 92037
        Perry Kaplan...............................................     545,233     6.7%
          400 Commons Way
          Rockaway, New Jersey 07866
        Duayne Weinger (2).........................................      80,000     1.0%
        Ray Hemmig (2).............................................      15,000       *
        John Oberdorf (2)(3).......................................      22,000       *
        David Lauber (4)...........................................      41,000       *
        Valerie Szymaniak..........................................      30,000       *
        Richard Yockelson (5)......................................       3,332       *
        Lawrence Fine(6)...........................................           0      --
        All Directors and executive officers as a group (10
          persons) (7).............................................   2,157,999    26.1%

---------------

  * Less than 1%
(1) Includes 500,000 shares of Common Stock (representing 6.1% of the Company's outstanding Common Stock transferred by Mr. Mandell to the Mandell Family Limited Partnership of which Mr. Mandell is General Partner.
(2) Includes 15,000, 15,000 and 10,000 shares subject to outstanding options to purchase Common Stock granted to each of Messrs. Weinger, Hemmig and Oberdorf, respectively, which are exercisable within the next 60 days.
(3) Includes 12,000 shares of Common Stock owned by Mr. Oberdorf's wife and for which Mr. Oberdorf disclaims beneficial ownership.
(4) Includes 40,000 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.
(5) Includes 3,332 shares subject to outstanding options to purchase Common Stock which are exercisable within the next 60 days.
(6) Mr. Fine resigned his position as Senior Vice President of Merchandising in November 1996.
(7) Includes 83,332 shares of Common Stock which the Directors and executive officers of the Company have the right to acquire within the next 60 days through the exercise of outstanding stock options.

                           BUSINESS TO BE TRANSACTED

1. ELECTION OF DIRECTORS

NOMINEES

     The Company's Bylaws currently provide for five directors, and it is contemplated that a Board of five directors will be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for management's five nominees named below, all of whom are presently directors of the Company. On February 25, 1997, the Company's Directors appointed David Lauber to fill a vacancy which existed on the Board of Directors due to the resignation of Perry Kaplan as a Director effective as of that date. In the event that any management nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and until such person's successor has been elected and qualified. Officers are appointed by the Board of Directors and serve at the discretion of the Board. The names of the five nominees, their ages, the respective years in which each first became a Director of the Company, and their respective principal occupations during the past five years are as follows:

                                                                                      SERVED AS
                                                                                      A DIRECTOR
     NAME OF NOMINEE       AGE                POSITION WITH THE COMPANY                 SINCE
-------------------------  ---     -----------------------------------------------    ----------
Steven Mandell              52     Chairman of the Board of Directors and                1990
                                   President
David Lauber                41     Vice President, Chief Financial Officer and           1997
                                   Director
John J. Oberdorf            50     Director                                              1996
Raymond Hemmig              47     Director                                              1996
Duayne Weinger              47     Director                                              1996

     STEVEN MANDELL is the Chairman of the Board and President of the Company, positions he has held since the Company's inception in 1990. Prior to the Company's purchase of all franchised Super Stores owned by Mr. Mandell in February 1997, Mr. Mandell was an owner and the President of Les Fetes, Inc., Party Town USA, Inc., Party City of Parsippany, Inc. and Party City of Wayne, Inc., which operate Party City Super Stores ("Affiliate Stores"). From January 1972 through May 1986, Mr. Mandell was the President of The Marketing Group, an independent sales representative firm, selling, among other products, party supplies to mass merchandisers. From 1986 to 1990, he founded and originated the Party City concept with his ownership and management of the Affiliate Stores.

     DAVID LAUBER has been Vice President and Chief Financial Officer of the Company since October 1994 and a Director of the Company since February 1997. He was Executive Vice President and Chief Financial Officer of Mother's Stores, Inc., a 170-store maternity and children's clothing retail chain, from April 1992 until that company's acquisition in October 1993. He worked on a consulting basis for Mother's Stores, Inc. from October 1993 until May 1994. After the acquisition, in January 1994, Mother's Stores, Inc. filed a voluntary petition for bankruptcy proceedings under Chapter 11 of the United States Bankruptcy Code. From January 1987 to April 1992, he was employed by The Limited, Inc., a clothing retailer, in various positions and ultimately as Controller of the 940-store Lerner New York division. Mr. Lauber is a certified public accountant.

     JOHN OBERDORF has been a Director of the Company since April 1994. Since 1990, he has been a member of the law firm of St. John & Wayne, L.L.C., legal counsel to the Company.

     RAY HEMMIG has been a Director of the Company since May 1996. Since 1988, Mr. Hemmig has served as Chairman of the Board, and from September 1988 to October 1994, served as Chief Executive Officer of ACE Cash Express, Inc., a publicly held chain of retail financing services stores. Mr. Hemmig serves as a director of the National Association of Check Cashers of America and has served as President of the Texas Association of Check Cashers, Inc. since its inception in November 1991, and as a member of the American Express MoneyGram Agent Advisory Board since February 1991. Since December 1995, Mr. Hemmig has served as the Chairman of the Board and Chief Executive Officer of Retail and Restaurant Growth Capital, a licensed Small Business Investment Corporation and a provider of financing to emerging retail and restaurant companies. From 1990 until May 1994, Mr. Hemmig also served as a director of On The Border Cafes, Inc., a restaurant chain.

     DUAYNE WEINGER has been a Director of the Company since May 1996. Mr. Weinger helped start Jenny Craig Weight Loss Center in 1983. By 1994 he owned 50 Jenny Craig franchises which have since been sold. Mr. Weinger currently operates three Party City franchise stores.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own beneficially more than ten percent (10%) of the Common Stock of the Company, to file reports of ownership and changes of ownership with the Securities and Exchange Commission and the NASDAQ. Copies of all filed reports are required to be furnished to the Company pursuant to Section 16(a). Based solely on the reports received by the Company and on written representations from reporting persons, the Company believes that the directors, executive officers, and greater than ten percent (10%) beneficial owners complied with all Section 16(a) filing requirements during the year ended December 31,1996, except that: Steven Mandell, David E. Lauber, John J. Oberdorf, Perry Kaplan, Mark Scimeca and Lawrence Fine each filed a Form 3 on April 5, 1996, 10 days after the due date for such filings; and Richard Yockelson and Valerie Szymaniak each filed a Form 3 on April 9, 1996, 14 days after the due date for such filings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 1996, Steven Mandell, the Chairman of the Board and President of the Company, and Perry Kaplan, then Executive Vice President and a Director of the Company, owned and operated a total of six Party City Super Stores as franchises. Mr. Mandell owns all of the outstanding shares of two corporations, Les Fetes, Inc. and Party Town USA, Inc., each of which operated a Party City Super Store during 1996, which was opened before the Company began its franchise operations. Les Fetes, Inc. and Party Town USA, Inc. did not pay a royalty to the Company on sales realized. The amount of such royalties that would have been paid was $67,441, $79,901, and $93,551 for the years ended 1994, 1995 and 1996, respectively assuming a 2.0% royalty rate on sales. Mr. Mandell is also the majority owner of two corporations, Party City of Wayne, Inc. and Party City of Parsippany, Inc., each of which operated a Party City Super Store during 1996. The two stores each paid a 3.0% royalty to the Company on sales, the rate for all franchises sold at the time of Mr. Mandell's acquisition of these franchises. Mr. Kaplan owns all of the outstanding shares of Perry's Party City, Inc. and Barbara's Party City, Inc., both franchises in the Party City Super Store system. These stores paid a 2.0% royalty on sales to the Company, the rate for all franchises sold at the time of Mr. Kaplan's acquisition of his initial franchise and the rate for certain franchises at the time of Mr. Kaplan's acquisition of his second franchise. Mr. Kaplan was neither an officer, director nor shareholder of the Company at the time he acquired his franchises. In 1995, a Super Store jointly owned by Messrs. Mandell and Kaplan was closed. All of the aforementioned seven stores were in existence prior to the opening of the first Company-owned store. The Company will not sell any new franchises to Mr. Mandell or Mr. Kaplan.

     On February 28, 1997, the Company purchased substantially all of the assets of each franchise store owned by Mr. Mandell and Mr. Kaplan. The approximate aggregate purchase price for the four stores owned by Mr. Mandell was $4,750,000 and the aggregate approximate purchase price for the two stores owned by Mr. Kaplan was $1,150,000, such purchase prices being subject to adjustment based on variations between the Company's estimates of inventory value and payable amounts at closing and actual amounts determined after a post-closing review. The Company believes the terms of the purchase, which were determined based on arm's-length negotiations between the parties, were fair to the Company. The Company received a fairness opinion from Tucker Anthony Incorporated that the consideration paid by the Company for the franchise stores was fair from a financial point of view to the stockholders of the Company, other than Messrs. Mandell and Kaplan.

     Certain of the stores owned by Mr. Mandell, his son and Mr. Kaplan made use of certain bookkeeping personnel of the Company for which they paid the Company approximately $70,500, $74,200 and $94,500 for the years ended December 31, 1994, 1995 and 1996, respectively.

     A portion of the space leased by the Company at its headquarters is warehouse space. During 1996, Mr. Mandell subleased this space, which approximates 2,080 square feet, at a pass-through rate of $1,603 per month.

     Messrs. Jason Craig and Steven Craig, sons of Mr. Sidney Craig, President of Craig Enterprises, Inc., each owns and operates two franchised stores located in California. Mr. Duayne Weinger, a Director of the Company and son-in-law of Mr. Sidney Craig, owns and operates three franchised store locations in Illinois. Craig Enterprises, Inc. owned approximately 15% of the Company's Common Stock as of February 28, 1997. Erik Mandell, son of Steven Mandell, the Company's Chairman and President, owns and operates one franchise store located in Illinois.

     The law firm of St. John & Wayne, L.L.C., of which Mr. Oberdorf is a member, provided legal services to the Company in 1996 and during the current fiscal year.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors met four times in 1996. On January 10, 1996, the Board of Directors established a Compensation Committee and an Audit Committee. The Compensation Committee, which is presently composed of Mr. Oberdorf, Mr. Hemmig and Mr. Weinger, is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee met two times in 1996. The Audit Committee, which is presently composed of Mr. Oberdorf, Mr. Hemmig and Mr. Weinger, is responsible for recommending independent auditors, reviewing with the independent auditors the scope and results of the audit engagement and establishing and monitoring the Company's financial policies and control procedures. The Audit Committee met two times in 1996. All Directors attended each of the meetings of the Board of Directors in 1996 and all members of the Compensation Committee and the Audit Committee attended each of their respective meetings in 1996.

     All Directors are elected at each annual meeting of shareholders and hold office until the election and qualification of their successors at the next annual meeting of shareholders.

     All executive officers of the Company are elected annually by, and serve at the discretion of, the Board of Directors, although the employment of Messrs. Lauber and Mandell by the Company is subject to the provisions of their respective employment agreements.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth a summary of the compensation paid by the Company for services rendered in all capacities to the Company during 1996 and 1995 to the chief executive officer and other executive officers (the "named executive officers") of the Company whose total annual compensation for 1996 exceeded $100,000:
                           SUMMARY COMPENSATION TABLE

                                                                 LONG-TERM COMPENSATION
                                                                         AWARDS
                                                ANNUAL           ----------------------
                                            COMPENSATION(1)            SECURITIES
                                          -------------------       UNDERLYING STOCK        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR     SALARY      BONUS            OPTIONS            COMPENSATION
--------------------------------  ----    --------    -------    ----------------------    ------------
Steven Mandell
  Chairman of the Board and
     President..................  1996    $195,000    $     0                --                    --
                                  1995     175,000          0
Perry Kaplan(2)
  Executive Vice President......  1996     195,000          0                --                    --
                                  1995     175,000          0
David Lauber
  Vice President, Chief
     Financial Officer and a
     Director...................  1996     223,044     50,000             6,000                    --
                                  1995     189,230     15,000                --
Lawrence Fine(3)
  Senior Vice President of
     Merchandising..............  1996     204,615          0             6,000              $129,883(3)(4)
                                  1995      19,231          0            50,000(4)                 --
Valerie Szymaniak
  Vice President of Real
     Estate.....................  1996     164,500          0             6,000                    --
                                  1995      99,384     61,000                --                    --
Richard Yockelson
  Vice President of Human
     Resources..................  1996     110,999          0             9,000                    --
                                  1995     103,173          0             5,000                    --

---------------
(1) No named executive officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of such individual's salary plus annual bonus.

(2) Mr. Kaplan retired from his position as Executive Vice President of the Company on December 31, 1996 and resigned as a Director of the Company in February 1997.

(3) Mr. Fine resigned from the Company in 1996. All Other Compensation of $129,883 is attributable to a disqualifying disposition of shares underlying an incentive stock option granted under the Company's Amended and Restated 1994 Stock Option Plan.

(4) Mr. Fine exercised the option to the extent vested at the time of his resignation to acquire and simultaneously sell 16,667 shares of Common Stock. The option for the remaining 33,333 shares terminated following Mr. Fine's resignation and such shares are available for grant under the Company's Amended and Restated 1994 Stock Option Plan.

STOCK OPTION PLANS

     The Company currently maintains the Amended and Restated 1994 Stock Option Plan (the "1994 Plan") pursuant to which options may be granted to employees for the purchase of Common Stock. The Company in the past has used, and will continue to use, stock options to attract and retain key employees in the belief that employee stock ownership and stock-related compensation devices encourage a community of interest between employees and stockholders. For a description of the 1994 Plan, see the discussion set forth under the caption "Approval of Amendment to the Amended and Restated 1994 Stock Option Plan."

     THE 1994 PLAN. The 1994 Plan permits the Company to grant incentive and non-qualified stock options to purchase an aggregate of 600,000 shares of the Company's Common Stock. The 1994 Plan is currently administered by Messrs. Hemmig and Weinger (the "Committee") each of whom are non-employee Directors. All named executive officers, other key employees, Directors (including members of the Committee) and consultants of the Company or any subsidiary of the Company are eligible for selection to participate in the 1994 Plan. Each option granted under the 1994 Plan shall have a term as selected by the Committee.

     No incentive or non-qualified stock option is exercisable more than thirty days (or such other period of time as is determined by the Committee) from the date of the optionee's termination of employment with the

Company for any reason other than disability or death. If such termination of employment is due to disability of the employee, the optionee shall be entitled to exercise the option for a period of three months (or such other period of time not exceeding 12 months as is determined by the Committee) from the date of disability. If such termination of employment is due to the death of the employee, the optionee's estate or the beneficiaries thereof shall be entitled to exercise the option for a period of one year from the date of the optionee's death.

     Grants of incentive or non-qualified stock options to the named executive officers have been made at the fair market value of the Common Stock on the date of grant and the Company intends for such options to be performance-based options (in accordance with Internal Revenue Code rules and regulations).

     The 1994 Plan will remain in place after the Offering and options may be granted thereunder up to an aggregate of 600,000 shares. The 1994 Plan may be amended by the Board of Directors, although certain amendments would require stockholder approval. The 1994 Plan will terminate on September 4, 2000 unless earlier terminated by the Board of Directors.

                             OPTION GRANTS IN 1996

     The following table presents information regarding 1996 grants of options to purchase shares of the Company's Common Stock for each of the named executive officers:

                                                 INDIVIDUAL GRANTS                    POTENTIAL REALIZABLE
                                 -------------------------------------------------          VALUE AT
                                               PERCENT OF                                ASSUMED ANNUAL
                                 NUMBER OF       TOTAL                                RATES OF STOCK PRICE
                                 SECURITIES     OPTIONS      EXERCISE                   APPRECIATION FOR
                                 UNDERLYING    GRANTED TO     PRICE                      OPTION TERM(2)
                                  OPTIONS     EMPLOYEES IN     PER      EXPIRATION   ----------------------
             NAME                 GRANTED     FISCAL YEAR    SHARE(1)      DATE        5%            10%
-------------------------------  ----------   ------------   --------   ----------   -------       --------
David Lauber...................     6,000          3.23%      $17.75       2006      $66,977       $169,734
Valerie Szymaniak..............     6,000          3.23%       17.75       2006       66,977        169,734
Lawrence Fine(3)...............     6,000          3.23%       17.75       2006       66,977        169,734
Richard Yockelson..............     5,000          2.69%       10.00       2006       31,445         79,687
Richard Yockelson..............     4,000          2.15%       17.75       2006       44,652        113,156

---------------
(1) The price represents the fair market value at the date of grant.

(2) The dollar amounts in these columns represent the potential realizable value of each option assuming that the market price of the Common Stock appreciates in value from the date of grant at the 5% and 10% annual rates prescribed by regulation and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock.

(3) Mr. Fine's stock options were terminated in accordance with their terms following his resignation in November 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table presents information regarding options exercised in 1996 and the value of options outstanding at December 31, 1996 for each of the named executive officers:

     The following table presents information regarding options exercised in 1996 and the value of options outstanding at December 31, 1996 for each of the named executive officers:

                                         NUMBER OF SECURITIES UNDERLYING      VALUE OF UNEXERCISED IN-THE-
                                          UNEXERCISED OPTIONS AT FISCAL               MONEY OPTIONS
                                                    YEAR END                      AT FISCAL YEAR END(1)
                                         -------------------------------     -------------------------------
                 NAME                    EXERCISABLE       UNEXERCISABLE     EXERCISABLE       UNEXERCISABLE
---------------------------------------  -----------       -------------     -----------       -------------
David Lauber...........................     20,000             46,000         $ 290,000          $ 580,000
Valerie Szymaniak......................     10,000             26,000           145,000            290,000
Lawrence Fine..........................          0                  0                 0                  0
Richard Yockelson......................      1,666             12,334            22,491             80,009

---------------
(1) Value is based upon a fair market value of $17.00 per share at December 31, 1996.

COMPENSATION OF DIRECTORS

  Directors' Fees

     Directors who are employees of the Company receive no additional or special remuneration for their service as directors. Directors who are not employees of the Company are entitled to receive a director fee of $2,000 for each Board of Directors meeting attended and $500 for each committee meeting. The Company also reimburses directors for travel and lodging expenses, if any, incurred in connection with attendance at Board meetings. Directors do not receive any additional or special remuneration for their service on any of the committees established by the Board of Directors.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT

     The Company entered into an employment agreement with Steven Mandell, President of the Company, dated August 3, 1992, as amended as of January 1, 1996 and on March 5, 1997 (the "Mandell Agreement"). The Mandell Agreement provides for Mr. Mandell to serve as the Company's President for a term which commenced on August 3, 1992 and which ends on December 31, 1998. The Mandell Agreement provides for an annual salary of $200,000 in 1996 and 1997, and $300,000 in 1998.

     The Company entered into an employment agreement with Perry Kaplan, the Company's Executive Vice President, dated August 3, 1992, as amended as of January 1, 1996 (the "Kaplan Agreement"). Mr. Kaplan retired on December 31, 1996 as the Company's Executive Vice-President. The Kaplan Agreement provided for an annual salary of $200,000 in 1996.

     The Company has entered into an employment agreement with David Lauber, dated June 12, 1995 (the "Lauber Agreement"). The Lauber Agreement provides for Mr. Lauber to serve as the Company's Vice President and Chief Financial Officer for three years with an option to be extended one year, provided that on or before 30 days prior to the then applicable termination date, both parties thereto enter into a written agreement to extend the term of the Lauber Agreement for a period of one year. The Lauber Agreement further provides for a minimum annual base salary of $210,000 for the period from June 2, 1995 to June 12, 1996; $235,500 for the period from June 12, 1996 to June 12, 1997; and
$260,000 for the period from June 12, 1997 to June 12, 1998. In addition to base salary, Mr. Lauber is eligible to receive an annual cash bonus, subject to certain Company and individual performance criteria devised by the Company, not to exceed $50,000 in calendar year 1995; $60,000 in calendar year 1996; $70,000 in calendar year 1997, and $75,000 in calendar year 1998, if his term is renewed, or $33,000 if his term is not renewed. Mr. Lauber also has been granted options, exercisable over a three-year period, to purchase a total of 60,000 shares of the Company's Common Stock. In the event Mr. Lauber is terminated without "cause" (as such term is defined in the Lauber Agreement) prior to September 11, 1997, he shall receive a severance payment, in addition to any base salary owed as of that date, equal to nine months of his salary at the date of such termination. In the event Mr. Lauber is terminated without "cause" on or after September 11, 1997, Mr. Lauber shall receive any salary that remains payable for the balance of the term of the Lauber Agreement.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph set forth herein shall not be incorporated by reference into any such filings.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                   DIRECTORS REGARDING EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE

     This report has been prepared by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee was formed in 1996. Raymond Hemmig, John J. Oberdorf and Duayne Weinger serve as members of the Committee. The Committee meets at least annually or more frequently as the Company's Board of Directors may request. The Committee's primary responsibilities include the review of compensation, consisting of salary, bonuses, benefits and other compensation, of the Company's executive officers. Compensation for the Company's officers for 1996, including base salary, performance bonuses, stock option grants, and other compensation, were determined by the Company's Board of Directors. Stock option grants were determined by the Company's Stock Option Committee consisting of Messrs. Hemmig and Weinger.

EXECUTIVE OFFICER COMPENSATION

     The executive officer compensation programs utilized by the Company are described below for the purpose of providing a general understanding of the various components of executive officer compensation. These executive officer compensation programs are designed to attract, retain and reward highly qualified executive officers who are important to the Company's success and to provide incentives relating directly to the financial performance and long-term growth of the Company and its subsidiaries. The various components of the executive officer compensation programs used by the Company are, in most cases, the same as those made available generally to employees of the Company and its subsidiaries. The following is a summary of the executive officer compensation programs:

  Cash Compensation

     Base Salary. Base salaries are established primarily upon an evaluation of the executive officer's position and contributions to the Company, including (i) individual performance, (ii) level of responsibility, (iii) technical expertise,
(iv) length of service, (v) Company performance and (vi) industry compensation levels.

     Incentive Bonuses. From time to time, incentive cash bonuses may be approved for payment to employees, including executive officers, for the achievement of milestones, the completion of projects identified as contributing substantially to the Company's success, and the attainment of certain goals.

  Equity Compensation

     In order to provide long-term incentive to the executive officers and employees of the Company related to long-term growth in the value of the Company's Common Stock, the Company issues incentive stock options and nonstatutory stock options to such persons under the Company's Amended and Restated 1994 Stock Option Plan. The determination of who receives stock options under the Stock Option Plan and the number of stock options granted to each such recipient is made by the Stock Option Committee and based upon the same criteria utilized to determine base salary.

  Other Compensation

     In addition to cash and equity compensation programs, the executive officers participate in various other employee benefit plans, including, but not limited to, medical insurance.

  Exercise Restrictions

     In an effort to encourage employees and executive officers to remain employed by the Company and to promote Company performance, stock options granted to executive officers typically have a term of three years and vest an equivalent percentage for each from the date of grant.

CEO COMPENSATION

     Mr. Mandell is eligible to participate in the same executive compensation plans available to other executive officers. The Compensation Committee's general approach in setting Mr. Mandell's annual compensation (including base pay, incentive bonuses and long-term equity incentives) is to seek to be competitive with other comparably sized NASDAQ traded companies in the same industry group, and to have a percentage of his annual compensation based upon objective, long-term performance criteria. This approach incentivizes the Company's senior executive toward clearly defined long-term goals while providing certainty to Mr. Mandell as to that portion of his compensation that is nonperformance based.

     Mr. Mandell's base salary for 1996 was established by the Company's Board of Directors and set forth in Mr. Mandell's employment agreement with the Company.

     Mr. Mandell's base salary for 1996 increased by $20,000 from his 1995 base salary.

     In conclusion, the Compensation Committee believes that the compensation policies and practices of the Company as described above are fair and reasonable and are in keeping with the best interests of the Company, its employees and its shareholders.

     Submitted April   , 1997 and signed by the members of the Compensation
Committee.

              Ray Hemmig       John J. Oberdorf       Duayne Weinger

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     John J. Oberdorf, a Director of the Company and a member of the Company's Compensation Committee, is a member of the law firm of St. John & Wayne, L.L.C., general counsel to the Company. During 1996, St. John & Wayne, L.L.C. represented the Company as general counsel and in connection with the Company's initial public offering.

                               PERFORMANCE GRAPH

     The following graph provides a comparison on a cumulative basis of the percentage change from March 27, 1996, (the date on which the Company's Common Stock first traded on the NASDAQ National Market System "NMS") through December 31, 1996 in (a) the total stockholder return on the Company's Common Stock with
(b) the total return on the NASDAQ Stock Market of all domestic issuers traded on the NASDAQ NMS and Small-Cap Markets ("NASDAQ Market Index") and (c) the total return of domestic issuers having the same Standard Industrial Classification ("SIC") Industry Group Number as the Company (SIC 5943) and traded on NASDAQ's NMS or Small-Cap Markets (the "Industry Index"). The Industry Index consists of the following four companies: Boise Cascade Office Products, Factory Card Outlet Corporation, Office Depot, Inc. and the Company. Such percentage change has been measured by dividing: (i) the sum of (A) the cumulative amount of dividends for the measurement period assuming dividend reinvestment, and (B) the difference between the price per share at the end and at the beginning of the measurement period by (ii) the price per share at the beginning of the measurement period. The price of each investment unit has been set at $100 on March 27, 1996 for purposes of preparing this graph.

CHART

2.  APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

     On December 31, 1996, the Board of Directors of the Company amended the 1994 Amended and Restated Stock Option Plan (as amended, the "1994 Plan"), which is set forth in Exhibit A to this Proxy Statement. The 1994 Plan will not become effective unless it is approved by the holders of record of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting. The 1994 Plan provides for the granting of stock options to employees, officers, directors and consultants of the Company. Approximately 815 employees, officers and directors were eligible to participate in the 1994 Plan as of December 31, 1996.

     The 1994 Plan is intended to assist the Company in securing and retaining key employees and directors by allowing them to participate in the ownership and growth of the Company through the grant of incentive stock options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-incentive stock options to which Section 422 of the Code does not apply (collectively, the "Options"). The granting of Options will serve as partial consideration for and give key employees, directors and consultants an additional inducement to remain in the service of the Company and will provide them with an increased incentive to work for the Company's success.

     The Company presently maintains the 1994 Plan, as amended and restated by the Board of Directors on January 16, 1996, and ratified by the stockholders to increase the aggregate number of shares authorized under the 1994 Plan to 600,000 shares. The Board of Directors believes that it would be in the best interests of the Company for the stockholders to ratify a further amendment and restatement to the 1994 Plan to (a) permit the granting of Options to nonemployee directors and consultants of the Company and (b) to conform the Plan to revised Rule 16b-3 of the Securities Exchange Act of 1934. Stockholder approval of the Board's further amendment and restatement of the 1994 Plan on December 31, 1996 is required within 12 months of the Board's action. As of
April      , 1997, options to purchase [ ] shares of the Company's Common Stock
had been granted under the 1994 Plan and options to purchase      shares of the
Company's Common Stock exercised under the 1994 Plan, leaving a maximum amount available for grant under the 1994 Plan of [ ] shares of Common Stock.

     The following discussion of the principle features and effects of the 1994 Plan is qualified in its entirety by reference to the text of the 1994 Plan set forth in Exhibit A attached hereto.

ADMINISTRATION

     The 1994 Plan is administered by the Stock Option Committee of the Board of Directors, consisting of not less than two members of the Board of Directors of the Company appointed by the Board. Each member of the Stock Option Committee will be a "NonEmployee Director" as defined in Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Stock Option Committee will select the employees, directors and consultants who will be granted Options under the 1994 Plan and, subject to the provisions of the 1994 Plan, will determine the terms and conditions and number of shares subject to each Option. The Stock Option Committee will also make any other determinations necessary or advisable for the administration of the 1994 Plan and its determinations will be final and conclusive. The Stock Option Committee is currently comprised of Messrs. Hemming and Weinger.

SHARES SUBJECT TO THE 1994 PLAN

     The 1994 Plan authorizes the granting of either incentive stock options or non-incentive stock options to purchase in the aggregate up to 600,000 shares of the Company's Common Stock. The shares available for issuance will be increased or decreased according to any reclassification, recapitalization, stock split, stock dividend or other such subdivision or combination of the Company's Common Stock. Shares of the Company's Common Stock subject to unexercised Options that expire or are terminated prior to the end of the period during which Options may be granted under the 1994 Plan will be restored to the number of shares available for issuance under the 1994 Plan.

ELIGIBILITY

     Any employee of the Company or any parent or subsidiary of the Company shall be eligible to receive incentive stock options and non-incentive stock options under the 1994 Plan. Non-incentive stock options may be granted to employees as well as non-employee directors and consultants of the Company under the 1994 Plan as determined by the Board or the Stock Option Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an incentive stock option or a non-incentive stock option and (2) incorporate such other terms and conditions as the Board of Directors or the Stock Option Committee acting in its absolute discretion deems consistent with the terms of the 1994 Plan, including, without limitation, a restriction on the number of shares of common stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate fair market value of the common stock of the Company subject to incentive stock options granted (determined as of the date such an incentive stock option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as non-incentive stock options. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Internal Revenue Code.

EXERCISE PRICE OF OPTIONS

     Upon the grant of an Option to an employee, director or consultant of the Company, the Stock Option Committee will fix the number of shares of the Company's Common Stock that the optionee may purchase upon exercise of the Option and the price at which the shares may be purchased. The Option price for incentive stock options shall not be less than the fair market value of the Common Stock at the time the Option is granted, except that the Option price shall be at least 110% of the fair market value where the Option is granted to an employee who owns more than 10% of the voting power of all classes of stock of the Company or any parent or subsidiary. Under the terms of the 1994 Plan, the aggregate fair market value of the stock (determined at the time the Option is granted) with respect to which incentive stock options are exercisable for the first time by such individual during any calendar year shall not exceed $100,000. Non-incentive stock options may be granted at less than the fair market value of the Common Stock. "Fair market value" is determined by the Compensation Committee based on the closing price of the Common Stock on the NASDAQ NMS. On April 8, 1997, the closing price of the Company's Common Stock, as reported by the National Association of Securities Dealers, was $13 11/16.

TERMS

     All Options available to be granted under the 1994 Plan must be granted by September 4, 2000. The Compensation Committee will determine the actual term of the Options but no Option will be exercisable after the expiration of 10 years from the date granted. No incentive stock option granted to an employee who owns more than 10% of the combined voting power of all the outstanding classes of stock in the Company may be exercised after five years from the date of grant.

     The Options granted pursuant to the 1994 Plan shall not be transferable except (i) by will or the laws of descent and distribution and (ii) non-incentive options may be transferred in limited circumstances to family limited partnerships, with the consent of the Stock Option Committee.

EXERCISE OF OPTIONS

     Options granted to employees, or directors or consultants under the 1994 Plan may be exercised during the optionee's lifetime only by the optionee during his employment or service with the Company or for a period not exceeding three months after voluntary termination, or for a period not exceeding one year if the optionee ceased employment or service as a director or consultant because of permanent or total disability within the meaning of Section 22(e)(3) of the Code. Options may be exercised by the optionee's estate, or by any person who acquired the right to exercise such Option by bequest or inheritance from the optionee for a period of twelve months from the date of the optionee's death. If such Option shall by its terms sooner expire, such Option shall not be extended as a result of the optionee's death. All Options granted pursuant to the 1994 Plan must be exercised within ten years from the date of grant. Incentive stock options granted to an employee who is the beneficial owner of 10% or more of the total combined voting power of all classes of the Company's Common Stock, or any parent or subsidiary must exercise such Options within five years from the date such Option is granted.

     The consideration to be paid to the Company upon exercise of an Option may consist of any combination of cash, checks, promissory notes, shares of Common Stock, and/or any other forms of consideration permitted under Delaware Law and approved by the Stock Option Committee and/or the Board of Directors. With the exception of the consideration received by the Company upon the exercise of Options granted under the 1994 Plan, no consideration is received by the Company for the granting or extension of any Options.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO INCENTIVE STOCK OPTIONS

     Certain Options granted under the 1994 Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Set forth below is a general summary of certain of the principal Federal income tax consequences to participants and the Company of incentive stock options granted under the 1994 Plan.

     An employee to whom an incentive stock option is granted pursuant to the 1994 Plan will not recognize any compensation income, and the Company will not recognize any compensation deduction, at the time an incentive stock option is granted or at the time an incentive stock option is exercised. In the year of exercise, however, the amount by which the fair market value of the Common Stock exceeds the Option price will constitute a tax preference item under the alternative minimum tax. If the employee incurs minimum tax in the year of exercise, however, he should qualify for the credit for prior year minimum tax liability in the first future year he has regular tax liability.

     In order to obtain incentive stock option treatment for Federal income tax purposes upon the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon exercise of the Option, the sale (or other disposition) must not occur within two years from the date the Option was granted nor within one year after the issuance of such shares upon exercise of the Option (the "incentive stock option holding period requirements"). If the incentive stock option holding period requirements are satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of an Option, the optionee generally will recognize income from the sale of a capital asset equal to the difference, if any, between the proceeds realized from the sale (or other disposition) and the amount paid as the exercise price of the Option. Alternatively, if the incentive stock option holding period requirements are not satisfied, on the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, the optionee generally will recognize income taxable as compensation (and the Company will recognize a compensation deduction) in an amount equal to the lesser of (a) the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option and (b) the difference, if any, between the proceeds realized from the sale or other disposition and the amount paid as the exercise price of the Option. Any additional gain realized on such sale or disposition (in addition to the compensation income referred to above) would give rise to income from the sale of a capital asset and taxed accordingly.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO NON-INCENTIVE STOCK OPTIONS

     The non-incentive stock options which may be granted under the 1994 Plan are not intended to qualify as incentive stock options within the meaning of
Section 422 of the Internal Revenue Code. An individual to whom a nonstatutory stock option is granted pursuant to the 1994 Plan will generally not recognize any compensation income, and the Company will not realize any compensation deduction, at the time the nonstatutory stock option is granted. In the year of exercise, however, the optionee generally will realize income taxable as compensation (and the Company will realize a compensation deduction) in an amount equal to the difference, if any, between the fair market value of the shares on the date of exercise and the amount paid as the exercise price of the Option.

     The tax basis of the shares of Common Stock received by the optionee upon exercise will be equal to the amount paid as the exercise price plus the amount, if any, includable in his gross income as compensation income. The holding period for the shares will commence on the date of exercise.

     On the subsequent sale (or other disposition) by the optionee of the shares of Common Stock received upon the exercise of the Option, any gain realized on such sale or disposition would give rise to income from the sale of a capital asset and taxed accordingly.

PREVIOUSLY GRANTED OPTIONS

     As of December 31, 1996, the Company had granted options to purchase an aggregate of 472,500 shares of Common Stock (net of cancellations) under the 1994 Plan at a weighted average exercise price of $8.46 per share. As of December 31, 1996, of 472,500 options to purchase shares of Common Stock, 51,667 shares were vested and 420,833 shares were not vested, and 30,000 options to purchase shares had been exercised under the 1994 Plan. The following table sets forth information as of December 31, 1996 concerning (i) all current executive officers as a group; (ii) each nominee for election as a Director; (iii) all current Directors who are not executive officers as a group; (iv) each associate of any of such Directors, executive officers or nominees; (v) each person who has received or is to receive 5% of such options or rights; and (vi) all employees, including all current officers who are not executive officers, as a group:

                                                               OPTIONS
                                                               GRANTED         WEIGHTED
                                                               THROUGH         AVERAGE
                                                             DECEMBER 31,      EXERCISE
                                                                 1996           PRICE
                                                             ------------     ----------
    Steven Mandell...........................................         --            --
    John J. Oberdorf.........................................     10,000        $14.40
    Raymond Hemmig...........................................     15,000        $14.50
    Duayne Weinger...........................................     15,000        $14.50
    David E. Lauber..........................................     66,000        $ 3.89
    Valeri Szymaniak.........................................     56,000        $ 4.13
    Lawrence Fine............................................     56,000  (1)       --
    Richard Yockelson........................................     14,000        $ 9.89
    All current executive officers as a group (seven
      persons)...............................................    136,000        $ 4.61
    All current Directors who are not executive officers as a
      group (three persons)..................................     40,000        $14.50
    All Employees, including all current officers who are not
      executive officers as a group (51 persons).............    102,000         12.83

---------------

(1) Mr. Fine resigned from the Company in 1996. He exercised his options to the extent vested at the time of his resignation to acquire 16,667 shares of Common Stock. The options for the remaining 39,333 shares terminated following his resignation and such shares are available for grant under the 1994 plan.

     As of December 31, 1996, the market value of the Common Stock underlying the Non-Employee Plan was $17.00 per share.

AMENDMENTS AND DISCONTINUANCE OF THE 1994 PLAN

     The 1994 Plan can be amended, suspended or terminated at any time by action of the Company's Board of Directors except that no amendment to the 1994 Plan can be made without prior stockholder approval where such amendment would result in (i) any material increase in the total number of shares of Common Stock subject to the 1994 Plan, (ii) any change in the class of eligible participants for Options under the 1994 Plan, (iii) any material increase in the benefits accruing to participants under the 1994 Plan, or (iv) stockholder approval being required for continued compliance with Rule 16b-3 promulgated under the Exchange Act.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the 1994 Plan.

     The Board of Directors recommends a vote FOR the approval of the Amendment to the 1994 Plan.

3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 1997. Deloitte & Touche LLP has been the Company's independent auditors for the year ended December 31, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and are expected to be available to respond to appropriate questions.

         THE BOARD OF DIRECTOR RECOMMENDS VOTING "FOR" THE RATIFICATION
          OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S
       INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1996 is enclosed herein.

     The Company knows of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of Proxy will vote, in their discretion, the shares of common stock they represent.

                                          By Order of the Board of Directors

                                          David Lauber,
                                          Secretary
Dated:  May   , 1997

                                   EXHIBIT A

                             PARTY CITY CORPORATION
                              AMENDED AND RESTATED
                            1994 STOCK OPTION PLAN*

     1.  PURPOSES.    THE PLAN DESCRIBED HEREIN, AS AMENDED AND RESTATED, SHALL
BE KNOWN AS THE "PARTY CITY CORPORATION AMENDED AND RESTATED 1994 STOCK OPTION PLAN" (THE "PLAN"). THE PURPOSES OF THE PLAN ARE TO ATTRACT AND RETAIN THE BEST AVAILABLE PERSONNEL FOR POSITIONS OF SUBSTANTIAL RESPONSIBILITY, TO PROVIDE ADDITIONAL INCENTIVE TO EMPLOYEES, DIRECTORS AND CONSULTANTS OF THE COMPANY OR ITS SUBSIDIARIES (AS DEFINED IN SECTION 2 BELOW) TO WHOM OPTION'S MAY BE GRANTED UNDER THIS PLAN, AND TO PROMOTE THE SUCCESS OF THE COMPANY'S BUSINESS.

     Options granted hereunder may be either "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or "Non-ISO's," at the discretion of the Board and as reflected in the terms of the written option agreement.

     The Plan is not intended as an agreement or promise of employment. Neither the Plan, nor any Option granted pursuant to the Plan, shall confer on any person any right to continue in the employ of the Company. The right of the Company to terminate an Employee is not limited by the Plan, nor by any Option granted pursuant to the Plan, unless such right is specifically described by the terms of any such Option.

     2.  DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed under Section 4(a) hereof.

          (d) "Common Stock" shall mean the Common Stock of the Company.

          (e) "Company" shall mean Party City Corporation, a Delaware corporation.

          (f) "Continuous Service or Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

     (g) "Director" shall mean any person serving on the Board of Directors.

     (h) "Employee" shall mean any person, including officers, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (i) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (j) "Fair Market Value" shall mean (i) the closing price for a share of the Common Stock on the exchange or quotation system which reports or quotes the closing prices for a share of the Common Stock, as accurately reported for any date (or, if no shares of Common Stock are traded on such date, for the immediately preceding date on which shares of Common Stock were traded) in The Wall Street Journal (or if The Wall Street Journal no longer reports such price, in a newspaper or trade journal selected by the

---------------

     * Amended and Restated by the Board of Directors (i) on January 16, 1996, and ratified by the shareholders, to increase the aggregate number of shares authorized under the Plan to 600,000 shares, and (ii) on December 31, 1996 to revise the Plan to (a) permit the granting of Options to non-employee Directors and consultants of the Company and (b) to conform the Plan to revised Rule 16b- 3 of the Securities Exchange Act of 1934.

Committee) or (ii) if no such price quotation is available, the price which the Committee acting in good faith determines through any reasonable valuation method that a share of Common Stock might change hands between a willing Buyer and a willing Seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (l) "Non-ISO" shall mean an Option to purchase stock which is not intended by the Committee to satisfy the requirements of Section 422 of the Code.

     (m) "Option" shall mean a stock option granted pursuant to the Plan.

     (n) "Optioned Stock" shall mean the Common Stock subject to an Option.

     (o) "Optionee" shall mean an Employee, Director or Consultant who receives an Option.

     (p) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (q) "Plan" shall mean this Party City Corporation Amended and Restated 1994 Stock Option Plan, as amended from time to time.

     (r) "Rule 16b-3" shall mean Rule 16b-3 of the General Rules and Regulations under the Exchange Act.

     (s) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

     (t) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     (u) "Ten Percent Shareholder" shall mean a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or a Subsidiary.

     3.  STOCK AUTHORIZED.

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be Optioned and sold under the Plan is Six Hundred Thousand (600,000) shares of authorized, but unissued, or reacquired $.01 par value Common Stock.

     If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for further grant under the Plan.

4.  ADMINISTRATION.

     (a) Procedure. The Company's Board of Directors may appoint a Committee to administer the Plan which shall be constituted so as to permit the Plan to continue to comply with Rule 16b-3, as currently in effect or as hereafter modified or amended, promulgated under the Exchange Act. The Committee appointed by the Board of Directors shall consist of not less than two members of the Board of Directors, to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. From time to time, the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause), and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan; provided, however, that at no time shall a Committee of less than two (2) members administer the Plan. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary contained herein, no member of the Committee shall serve as such under this Plan unless such person is a "Non-Employee Director" within a meaning of Rule 16b-3(b)(3)(i) of the Exchange Act. A majority vote of the members of the Committee shall be required for all of its actions.

     A majority of the entire Committee shall constitute a quorum, and the action of the majority of the Committee members present at any meeting at which a quorum is present shall be the action of the Committee. All decisions, determinations, and interpretations of the Committee shall be final and conclusive on all persons affected thereby and shall, as to Incentive Stock Options, be consistent with Section 422 of the Code. The Committee shall have all of the powers and duties set forth herein, as well as such additional powers and duties as the Board of Directors may delegate to it; provided, however, that the Board of Directors expressly retains the right in its sole discretion (i) to elect and to replace the members of the Committee, and (ii) to terminate or amend this Plan in any manner consistent with applicable law.

     (b) Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its discretion: (i) to grant Incentive Stock Options, in accordance with Section 422 of the Code, or to grant "NonISO's;" (ii) to determine the Fair Market Value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted which exercise price shall be determined in accordance with Section 9 of the Plan;
(iv) to determine the persons to whom (including, without limitation, members of the Committee) and the time or times at which, Options shall be granted and the number of Shares to be represented by each Option; (v) to interpret the Plan;
(vi) to prescribe, amend and rescind rules and regulations relating to the Plan;
(vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     (c) Subject to the provisions of this Plan and compliance with Rule 16b-3 of the Exchange Act, the Committee may grant options under this Plan to members of the Company's Board of Directors, including members of the Committee, and in such regard may determine:

          (i) the time at which any such Option shall be granted;

          (ii) the number of Shares covered by any such Option;

          (iii) the time or times at which, or the period during which, any such Option may be exercised or whether it may be exercised in whole or in installments;

          (iv) the provisions of the agreement relating to any such Option; and

          (v) the Option Price of Shares subject to an Option granted such Board member.

     (d) Effect of the Committee's Decision. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5. ELIGIBILITY. Incentive Stock Options may be granted only to Employees. Non-ISO's may be granted to Employees as well as non-employee Directors and Consultants of the Company as determined by the Board or any Committee. Any person who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

     Each grant of an Option shall be evidenced by an Option Agreement, and each Option Agreement shall (1) specify whether the Option is an Incentive Stock Option or a Non-ISO and (2) incorporate such other terms and conditions as the Committee acting in its absolute discretion deems consistent with the terms of this Plan, including, without limitation, a restriction on the number of shares of stock subject to the Option which first become exercisable during any calendar year.

     To the extent that the aggregate Fair Market Value of the stock of the Company subject to Incentive Stock Options granted (determined as of the date such an Incentive Stock Option is granted) which first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISO's. This $100,000 limitation shall be administered in accordance with the rules under Section 422(d) of the Code.

     6. EFFECTIVE DATE AND TERM OF PLAN. The effective date of this Plan ("Effective Date") shall be the date it is adopted by the Board, provided the shareholders of the Company (acting at a duly called meeting of such shareholders or by the written consent of shareholders) approve this Plan within twelve (12) months after such Effective Date. The effectiveness of Options granted under this Plan prior to the date such shareholder approval is obtained shall be contingent on such shareholder approval.

     Subject to the provisions of Section 12 hereof, no Option shall be granted under this Plan on or after the earlier of:

          (1) the tenth anniversary of the Effective Date of this Plan in which event the Plan otherwise thereafter shall continue in effect until all outstanding Options shall have been surrendered or exercised in full or no longer are exercisable, or

          (2) the date on which all of the Common Stock reserved for issuance under Section 3 of this Plan has (as a result of the exercise or expiration of Options granted under this Plan) been issued or no longer is available for use under this Plan, in which event the Plan also shall terminate on such date.

     7. TERM OF OPTION. An Option shall expire on the date specified in such Option, which date shall not be later than the tenth anniversary of the date on which the Option was granted, except that, if any Employee, at any time an Incentive Stock Option is granted to him or her, owns stock representing more than ten percent of the total combined voting power of all classes of Common Stock (or, under Section 424(d) of the Code is deemed to own stock representing more than ten percent of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendant of such Employee, or by or for any corporation, partnership, state or trust of which such Employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted him or her shall not be exercisable after the expiration of five years from the date of grant or such earlier expiration as provided in the particular Option agreement.

     8.  EXERCISE PRICE AND CONSIDERATION.

     (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

          (i) In the case of an Incentive Stock Option

             (A) granted to an Employee who, immediately before the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

             (B) granted to any Employee, the per share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-ISO, the per Share exercise price shall be determined by the Board on the date of grant.

          (iii) In the case of an Option granted on or after the effective date of registration of any class of equity security of the Company pursuant to
     Section 12 of the Exchange Act and prior to six months after the termination of such registration, the per Share exercise price shall be no less than one hundred percent (100%) of the fair market value per Share on the date of grant.

     (b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Delaware law.

     If the optionee desires to pay for the optioned shares, in whole or in part, by conversion of Shares, Optionee shall be entitled upon exercise of the Option to receive that number of Shares equal to the quotient obtained by dividing [(AB)(X)] by (A) where:

        (A) = the Fair Market Value of one Share of Common Stock on the date of conversion.

        (B) = the Option Price for one Share of Common Stock subject to an Option.

        (X) = the Number of Shares of Common Stock issuable upon exercise of the Option if exercised for cash;

provided, if the above calculation results in a negative number, then no Shares shall be issued or issuable upon conversion of the Option. Any payment made in Shares of the Company's Common Stock shall be treated as equal to the Fair Market Value of such Common Stock on the date the properly endorsed certificate for such Common Stock is delivered to the Committee (or its delegate).

     9.  EXERCISE OF OPTION.

     (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

     An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(b) of the Plan. Until the issuance, which in no event will be delayed more than thirty (30) days from the date of the exercise of the Option, (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (b) Termination of Status as an Employee, or Director or Consultant with Respect to Non-ISO's. Non-ISO's granted pursuant to the Plan may be exercised notwithstanding the termination of the Optionee's status as an employee, a non-employee Director or a Consultant, except as provided in the Plan or as provided by the terms of the Stock Option Agreement.

     (c) Termination of Service as an Employee with Respect to Incentive Stock Options. If the Continuous Service of any Employee terminates, he or she may, but only within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the date he or she ceases to be an Employee of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it as of the date of such termination. To the extent that he or she was not entitled to exercise the Option at the date of such termination, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (d) Notwithstanding the provisions of Section 9(c) above, in the event an Employee is unable to continue his or her Continued Service with the Company as a result of his or her total and permanent disability (within the meaning of Section 22(e)(3) of the Code), he or she may, but only within three (3) months (or such other period of time not exceeding twelve (12) months as is determined by the Committee) from the date of disability, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such disability. To the extent that he or she was not entitled to exercise the Option at the date of disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.

     (e) Death of Optionee.  In the event of the death of an Optionee:

          (i) during the term of the Option who is at the time of his or her death an Employee of the Company and who shall have been in Continuous Status as an Employee, a Director or Consultant since the date of grant of the Option, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living one (1) month after the date of death; or

          (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Committee) after the termination of Continuous Status as an Employee, a Director or Consultant, the Option may be exercised, at any time within three (3) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  TRANSFERABILITY OF OPTIONS.

     (a) Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the life time of the Optionee only by the Optionee.

     (b) The Committee may, in its discretion, authorize all or a portion of the Non-ISOs to be granted to an Optionee to be on terms which permit transfer by such Optionee to (i) the spouse, children or grandchildren of the Optionee (the "Immediate Family Members"), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iii) a partnership in which such Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, (y) the Non-ISO Stock Option Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this section, (z) subsequent transfers of transferred Options shall be prohibited except those made by will or by the laws of descent or distribution, and (zz) such transfer is approved in advance by the Committee. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of determining the rights of exercise under the Option, the term "Optionee" shall be deemed to refer to the transferee. The termination of service as an employee, non-employee director or consultant shall continue to be applied with respect to the original Optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 9 of the Plan and in the Stock Option Agreement.

     11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend with respect to the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of shares of Common Stock subject to an Option.

     In the event of the proposed dissolution or liquidation of the Company, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     12. TIME FOR GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee, non-employee Director and Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13. AMENDMENT AND TERMINATION OF THE PLAN. (a) The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the holders of a majority of the outstanding shares of the Company entitled to vote:

          (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

          (ii) any change in the class of Employees which are eligible participants for Options under the Plan; or

          (iii) if shareholder approval of such amendment is required for continued compliance with Rule 16b-3.

     (b) Shareholder Approval. Any amendment requiring shareholder approval under Section 13(a) of the Plan shall be solicited as described in Section 17 of the Plan.

     (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. RESERVATION OF SHARES. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. OPTION AGREEMENT. Options shall be evidenced by written Option agreements in such form as the Committee shall approve.

     17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon. The approval of such shareholders of the Company shall be (1) solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished.

     If such shareholder approval is obtained by written consent in the absence of a Shareholders' Meeting, it must be obtained by the written consent of all shareholders of the Company who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all Shareholders entitled to vote thereon were present and voting.

     18. MISCELLANEOUS PROVISIONS. An Optionee shall have no rights as a shareholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate to him for such shares.

     19. OTHER PROVISIONS. The stock option agreement authorized under the Plan shall contain such other provisions, including, without limitation, restrictions upon the exercise of the Option, as the Committee shall deem advisable. Any such stock option agreement shall contain such limitations and restrictions upon the exercise of the Option as shall be necessary in order that such option will be an Incentive Stock Option as defined in Section 422 of the Code if an Incentive Stock Option is intended to be granted.

     20. INDEMNIFICATION OF COMMITTEE. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding a Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     21. APPLICATION OF FUNDS. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

     22. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     23. OTHER COMPENSATION PLANS. The adoption of the Plan shall not affect any other stock option or incentive or other compensation plans in effect for the Company or any Subsidiary, nor shall the Plan preclude the Company from establishing any other forms of incentive or other compensation for employees and Directors of the Company or any Subsidiary.

     24. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

     25. HEADINGS, ETC., NO PART OF PLAN. Headings of Articles and Sections hereof are inserted for convenience and reference; they constitute no part of the Plan.

     26. GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, except to the extent preempted by Federal law. The Plan is intended to comply with Rule 16b-3. Any provisions inconsistent with Rule 16b-3 shall be inoperative and shall not affect the validity of the Plan, unless the Board of Directors shall expressly resolve that the Plan is no longer intended to comply with Rule 16b-3.

                             PARTY CITY CORPORATION
                                400 COMMONS WAY
                           ROCKAWAY, NEW JERSEY 07866

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           THE UNDERSIGNED HEREBY APPOINTS DAVID LAUBER AND STEVEN MANDELL, AS PROXY OF THE UNDERSIGNED, EACH WITH THE POWER TO APPOINT HIS SUBSTITUTE, AND HEREBY AUTHORIZES EACH OF THEM TO REPRESENT AND VOTE, AS DESIGNATED BELOW, ALL THE COMMON STOCK OF PARTY CITY CORPORATION (THE "COMPANY") HELD OF RECORD BY THE UNDERSIGNED ON APRIL 29, 1997 AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 12, 1997, OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF.

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL S 1, 2 AND 3, AND IN FAVOR OF ANY PROPOSAL TO ADJOURN THE MEETING IN ORDER TO ALLOW THE COMPANY ADDITIONAL TIME TO OBTAIN SUFFICIENT PROXIES WITH REGARD THERETO.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES
                              LISTED IN PROPOSAL 1

           1. To approve the election of the following five directors as designated by the Company to the Board of Directors who shall serve until the 1998 Annual Meeting of Shareholders, or until their successors are elected and qualified:
               STEVEN MANDELL, JOHN J. OBERDORF, DUAYNE WEINGER, DAVID LAUBER, RAYMOND HEMMIG

                       [ ] VOTE FOR all nominees listed above, except
               vote withheld from the following nominees
                    (if any):

                       [ ] VOTE AGAINST all nominees listed above

                       [ ] ABSTAIN

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 2

                   2. To adopt the amendment to the Company's Amended and Restated 1994 Stock Option Plan.

                          [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                   (continued and to be signed on reverse side)

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 3
           3. TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1997.

                       [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

                                                            DATED: , 1997

                                                     (Signature)

                                             (Signature, if held jointly)

                                                   (Print Name(s))
                                             Please sign exactly as name
                                             appears below. When shares
                                             are held by joint tenants,
                                             both should sign. When
                                             signing as attorney,
                                             executor, administrator,
                                             trustee or guardian, please
                                             give full title as such. If
                                             a corporation, please sign
                                             in full corporate name by
                                             the President or other
                                             authorized officer. If a
                                             partnership, please sign in
                                             full partnership name by
                                             general partner or other
                                             authorized person. If a
                                             limited liability company,
                                             please sign in full limited
                                             liability company name by
                                             manager or other authorized
                                             person.

        PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE
                               ENCLOSED ENVELOPE.